UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01    Regulation FD Disclosure.
On January 22, 2018, Carter Validus Mission Critical REIT, Inc. (the "Company") issued a press release announcing the anticipated special distribution, the sale of the Arizona Data Center Portfolio and the new distribution rate. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01    Other Events.
Special Distribution Authorized
The board of directors (the "Board") of the Company authorized and declared a special distribution to the Company’s stockholders of record as of the close of business on February 15, 2018, subject to, and conditioned upon, all required third party consents and approvals. The special distribution will be equal to $3.00 per share of common stock and will be paid on or about March 15, 2018. The special distribution will be payable to stockholders from legally available funds therefor.
The special distribution was determined by the Board based on the aggregate gross proceeds of approximately $1,296.0 million generated from real estate property sales, inclusive of proceeds from (i) the sale of the Chicago Data Center of $315.0 million, (ii) the sale of the Mapletree Portfolio of $750.0 million, (iii) the sale of the Arizona Data Center Portfolio of $143.0 million, and (iv) the sale of a healthcare property known as Miami International Medical Center of $88.0 million. The board of directors also considered numerous factors in determining the special distribution amount, including, without limitation, available proceeds after the pay down of debt, re-leveraging of the Company's remaining assets, and preservation of optionality for future potential liquidity events, including a sale of the Company or substantially all of its assets, a merger or public listing.
Of the $1,296.0 million in aggregate real estate property sale proceeds and after transaction closing costs of approximately $25.5 million, approximately $560.0 million will be used for the special distribution, approximately $515.5 million was used for required pay-down of property and corporate level debt associated with real estate property sales (approximately $275.5 million at the property level and approximately $240.0 million at the corporate level), approximately $81.5 million in allocation of proceeds to the Company's joint venture partners in the 180 Peachtree Data Center, which was sold as a part of the Mapletree Portfolio (the Company owned approximately 22% of 180 Peachtree Data Center; therefore,the $81.5 million relates to the 78% not owned by the Company), all of which ultimately provided for approximately $101.0 million in proceeds retained by the Company. These remaining proceeds will be used to provide the Company with adequate liquidity, through cash and undrawn availability under its credit facility, which is typically desired for a company which may be merged or listed (part of the range of possibilities for strategic alternatives). In addition, the Board of the Company retains the right to authorize additional cash distributions to stockholders in the future. The Company's leverage ratio, if it makes the special distribution and associated debt pay-downs, is expected to be approximately 20%, compared to approximately 36% prior to any of the real estate property sales, debt pay-downs and the special distribution.
The following table represents how the special distribution amount was determined (in thousands):

Gross Asset Sale Proceeds	$1,296,000
Closing Costs	(25,500)
Other (1)	(12,500)
Debt Repayments
Property Level	(275,500)
Credit Facility	(240,000)
Proceeds to JV Partners (180 Peachtree Data Center)	(81,500)
Proceeds Retained by the Company	(101,000)
Special Distribution to Stockholders	$560,000

(1) This amount consists of additional credits for tenant improvements and proration related to the Company’s portion of rents and operating expenses.

New Estimated Net Asset Value Per Share
As disclosed in the Company's Current Report on Form 8-K filed with the SEC on December 29, 2017, the Board determined an estimated net asset value ("NAV") per share of $9.26 of the Company's common stock (the "Estimated Per Share NAV") as of September 30, 2017. The special distribution described above, if the conditions for paying the special distribution are met, would reduce the Estimated Per Share NAV by $3.00, resulting in a new estimated NAV per share of $6.26, effective on February 15, 2018.
Distribution Reinvestment Plan Pricing
In accordance with the terms of the Company's amended and restated distribution reinvestment plan (the "DRIP"), the purchase price per DRIP share will equal the most recent estimated per share NAV of the Company's common stock. Therefore, if the conditions to paying the special distribution are met, commencing with distributions for stockholders enrolled in the DRIP that accrue from March 1, 2018 through March 31, 2018, distributions would be reinvested at $6.26 per share.
Share Repurchase Program
In accordance with the Company's share repurchase program ("SRP"), the per share redemption price (other than for shares repurchased pursuant to the DRIP) will depend on the length of time the redeeming stockholder has held such shares as follows: after one year from the purchase date, 92.5% of the most recent estimated value of each share; after two years from the purchase date, 95% of the most recent estimated value of each share; after three years from the purchase date, 97.5% of the most recent estimated value of each share; and after four years from the purchase date, 100% of the most recent estimated value of each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock). If the conditions to paying the special distribution of $3.00 are met, $6.26 would be the most recent estimated value per share for purposes of the SRP, effective March 1, 2018, until such time as the Board provides a new estimated share value.
Distributions Authorized
The Board of the Company authorized and declared a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on March 1, 2018 and ending on May 31, 2018, subject to and conditioned upon all appropriate consents and approvals of the special distribution of $3.00, to the extent required. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001150685 per share of common stock, which will be equal to an annualized distribution rate of 6.7%, based on the estimated per share NAV of $6.26. The distributions declared for each record date in March 2018, April 2018 and May 2018 will be paid in April 2018, May 2018 and June 2018, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Carter Validus Mission Critical REIT, Inc. Press Release dated January 22, 2018.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: January 22, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer